UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 29, 2006

FIELDSTONE INVESTMENT CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	000-50938	74-2874689
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11000 Broken Land Parkway, Columbia, Maryland		21044
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(410) 772-7200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2006, Fieldstone Investment Corporation ("Fieldstone" or the "Company") and Fieldstone Mortgage Company, a direct wholly owned subsidiary of Fieldstone, entered into Amendment No. 1 (the "First Amendment") to that certain Amended and Restated Master Repurchase Agreement (the "Master Repurchase Agreement") with Merrill Lynch Bank USA, dated as of October 31, 2006. The First Amendment amended the net worth covenant. The First Amendment did not change any other material terms of the Master Repurchase Agreement.

The foregoing description of the First Amendment is qualified in its entirety by the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of December 29, 2006, Cynthia L. Harkness, Senior Vice President – General Counsel and Secretary will be leaving the Company effective January 15, 2007.

Thomas S. Brennan, the Company’s Assistant Corporate Secretary and Senior Counsel will assume the general counsel duties on an interim basis while the Company conducts a search for a general counsel. Mr. Brennan has been an employee of the Company since November 2005 focusing on corporate and securities matters.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1 Amendment No. 1, dated as of December 29, 2006, to the Amended and Restated Master Repurchase Agreement, dated October 31, 2006, by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Merrill Lynch Bank USA.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIELDSTONE INVESTMENT CORPORATION

January 8, 2007	By:	/s/ Michael J. Sonnenfeld

Name: Michael J. Sonnenfeld
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1, dated as of December 29, 2006, to the Amended and Restated Master Repurchase Agreement, dated October 31, 2006, by and among Fieldstone Investment Corporation, Fieldstone Mortgage Company and Merrill Lynch Bank USA.